EXHIBIT 10.1

December 14, 2014

Ashford Hospitality Limited Partnership
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attention: Douglas A. Kessler

Re:	Purchase of Interest (the “Interest”) of PRISA III Investments, LLC (the “Seller”) in PIM Highland Holding LLC (the “Company”) by Ashford Hospitality Limited Partnership (the “Buyer”)

Ladies and Gentlemen:

This letter (the “Letter Agreement”) sets forth the binding agreement of the parties hereto for the purchase of the Interest by Buyer from Seller (the “Transaction”). Terms capitalized in this letter and not otherwise defined shall have the meanings ascribed to such terms in that certain Limited Liability Company Agreement (the “LLC Agreement”) of PIM Highland Holding LLC dated as of March 10, 2011 between Seller and Buyer.
1.Interest. The Interest consists of all of Seller’s right, title and interest in and to the Company.
2.    Purchase Price. The purchase price for the Interest shall be $250,055,126.00 (the “Purchase Price”), payable as follows:
(a)    No later than one (1) business day after the execution of this Letter Agreement and as a condition precedent to the effectiveness of this Letter Agreement, Buyer shall deposit $10,002,205 (the “Deposit”) with Chicago Title Insurance Company (the “Title Company”) who shall act as the escrow agent for the Transaction. The Deposit shall be non-refundable to Buyer other than in the event of (i) a default by Seller that is not cured within the cure period provided in Section 7.8(g) of the LLC Agreement or (ii) a termination of this Letter Agreement by Buyer pursuant to Section 10 of this Letter Agreement.
(b)    The balance of the Purchase Price shall be paid by wire transfer of immediately available funds upon the closing of the transfer of title to the Interest (the “Closing”).
3.    Closing. The parties shall conduct an escrow-style closing through the Title Company. The Closing shall occur on a date selected by Buyer that is no later than February 26, 2015 (the “Closing Date”). Buyer shall give Seller at least five (5) days advance written notice of the Closing Date. At the Closing, Seller and Buyer shall each execute and deliver an Assignment and Acceptance of Membership Interest in the form attached hereto as Exhibit A. Buyer shall have the option to extend the Closing Date (i) to March 30, 2015 by written notice to Seller given on or before February 20, 2015.
4.    Responsibility for Costs; Prorations.
(a)    Closing costs shall be allocated between Buyer and Seller in accordance with the provisions of Section 7.8(f) of the LLC Agreement.
(b)    There shall be no prorations.
5.    Seller’s Warranties. Seller hereby represents and warrants to Buyer that:
(a)    Subject to obtaining the approvals described in Section 11 below, Seller is duly authorized and has full power and authority to execute and deliver this Letter Agreement and to consummate the Transaction.
(b)    Seller is the legal and beneficial owner of the Interest and has good and marketable title to the Interest, free and clear of any and all liens, claims, equities, security interests, encumbrances, options, charges and restrictions of any nature whatsoever except as may exist pursuant to the LLC Agreement.
(c)    Subject to obtaining the approvals described in Section 11 below, this Letter Agreement and the provisions hereof are legal, valid and binding against Seller in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency and other similar laws, by any equitable principles affecting creditor's rights generally, and by the discretion of courts in granting equitable remedies, regardless of whether such enforceability is considered in a proceeding at law or in equity and regardless of whether such limitations are derived from constitutions, statutes, judicial decisions or otherwise.
(d)    No petition has been filed by Seller, nor has Seller received written notice of any petition filed against Seller under the Federal Bankruptcy Code or any similar laws.
(e)    Seller is not acting, directly or indirectly, for or on behalf of any blocked or banned person, group, entity or nation pursuant to the Patriot Act.
6.    Buyer’s Warranties. Buyer hereby represents and warrants to Seller that:
(a)    Buyer is duly authorized and has full power and authority to execute and deliver this Letter Agreement and to consummate the Transaction.
(b)    This Letter Agreement and the provisions hereof are legal, valid and binding against Buyer in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency and other similar laws, by any equitable principles affecting creditor's rights generally, and by the discretion of courts in granting equitable remedies, regardless of whether such enforceability is considered in a proceeding at law or in equity and regardless of whether such limitations are derived from constitutions, statutes, judicial decisions or otherwise.
(c)    Buyer is not acting, directly or indirectly, for or on behalf of any blocked or banned person, group, entity or nation pursuant to the Patriot Act.
7.    Releases. Buyer shall deliver to Seller at Closing full and unconditional releases of the Seller and its Affiliates from all liability under that certain Indemnity and Contribution Agreement. In addition, Buyer shall exercise commercially reasonable efforts to obtain full and unconditional releases (“Third Party Releases”) of the Seller and its Affiliates from the Joint and Several Documents (as defined in the Indemnity and Contribution Agreement) and all other direct or contingent debts, liabilities, obligations and claims related to the Company and the Subsidiaries for which the Seller or its Affiliates may be liable, including but not limited to, the matters listed on Exhibit B hereto. If any Third Party Release is not available on commercially reasonable terms, the Buyer shall indemnify and hold the Seller and its Affiliates harmless from and against all debts, liabilities and obligations for which the missing Third Party Release was being sought.
8.    Interest Sold “As- Is”. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5 ABOVE, BUYER ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER BY SELLER, OR ANY SELLER AFFILIATE OR ANY AGENT OR EMPLOYEE THEREOF REGARDING ANY OF THE INTEREST OR ANY COMPANY ASSETS (INCLUDING, WITHOUT LIMITATION, PHYSICAL CONDITION, SUITABILITY FOR ANY PARTICULAR PURPOSE, COMPLIANCE WITH LAWS [INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LAWS, OR THE ABSENCE OF HAZARDOUS SUBSTANCES THEREUPON]), AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, EXCEPT FOR ANY LIMITED WARRANTIES CONTAINED IN SECTION 5 ABOVE. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5 ABOVE, BUYER SHALL ACCEPT THE INTEREST IN ITS "AS IS", "WHERE IS", "WITH ALL FAULTS" CONDITION, AND SELLER HEREBY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXPRESS OR IMPLIED. BUYER ACKNOWLEDGES THAT IT IS A SOPHISTICATED REAL ESTATE BUYER WHO HAS HERETOFORE HAD OPEN ACCESS TO, AND SUFFICIENT TIME TO REVIEW, ALL INFORMATION, DOCUMENTS, AGREEMENTS, STUDIES AND TESTS RELATING TO THE INTEREST AND THE COMPANY ASSETS THAT BUYER DEEMED OR DEEMS NECESSARY TO REVIEW IN ITS SOLE DISCRETION, AND HAS CONDUCTED A COMPLETE AND THOROUGH INSPECTION, ANALYSIS AND EVALUATION OF THE INTEREST AND THE COMPANY ASSETS, INCLUDING BUT NOT LIMITED TO ENVIRONMENTAL TESTING. BUYER HEREBY RELEASES SELLER AND ITS CONSTITUENT OWNERS, AND THEIR RESPECTIVE AGENTS AND EMPLOYEES, FROM ANY AND ALL LIABILITY, RESPONSIBILITY, CLAIMS, DAMAGES, LOSSES AND EXPENSES ARISING OUT OF OR RELATED TO THE CONDITION OF THE INTEREST AND THE COMPANY ASSETS, EXCEPT FOR ANY LIABILITY OF SELLER EXPRESSLY SET

FORTH HEREIN. BUYER HAS UNDERTAKEN SUCH INVESTIGATION AS BUYER DEEMED OR DEEMS NECESSARY TO MAKE BUYER FULLY AWARE OF THE CONDITION OF THE INTEREST AND THE COMPANY ASSETS AS WELL AS ALL FACTS, CIRCUMSTANCES AND INFORMATION WHICH MAY AFFECT THE USE AND OPERATION OF THE COMPANY AND THE COMPANY ASSETS, AND BUYER COVENANTS AND WARRANTS TO SELLER THAT BUYER HAS RELIED AND SHALL RELY, EXCEPT TO THE EXTENT OF SELLER'S REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 5 ABOVE, SOLELY ON BUYER'S OWN DUE DILIGENCE INVESTIGATION IN DETERMINING TO PURCHASE THE INTEREST. THE PROVISIONS OF THIS SECTION 8 SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS LETTER AGREEMENT.
9.    Remedies. If Seller defaults, Buyer’s sole remedy will be to sue Seller for specific performance. If Buyer defaults, Seller’s sole remedy will be to retain the Deposit as full liquidated damages for such default of Buyer, the parties hereto acknowledging the difficulty of ascertaining the actual damages in the event of such a default, that it is impossible more precisely to estimate the damages to be suffered by Seller upon the Buyer’s default, that such payment is intended not as a penalty, but as full liquidated damages and that such amount constitutes a reasonable good faith estimate of the potential damages arising therefrom, it being otherwise difficult or impossible to estimate such actual damages.
10.    Refinancing. Buyer contemplates causing the Company to refinance the existing indebtedness of the Company and its Subsidiaries at Closing (the “Refinancing”). If having exercised good faith reasonable efforts Buyer is unable to consummate the Refinancing on reasonable market terms, Buyer may terminate this Letter Agreement by written notice to Seller (the “Termination Notice”) given on or before the Closing Date (as it may be extended as provided above), in which case the Deposit shall be returned to Buyer. The Refinancing shall not close prior to the Closing. All costs associated with the Refinancing shall be paid by Buyer. Buyer shall keep Seller reasonably informed of the status of Buyer’s efforts to obtain the Refinancing. If the Closing does not occur on or before January 29, 2015, Buyer authorizes Seller to exercise and effectuate on behalf of the Company and its Subsidiaries the options to extend the maturity date of the Wells Loan and Mezzanine Loans for one year. Buyer shall cooperate on a timely basis with Seller in connection with any such extension of the maturity date of the Wells Loan and Mezzanine Loans and take all reasonable actions and provide all information and documents reasonably requested to effectuate such extension. The provisions of this Section 10 shall survive any termination of this Letter Agreement.
11.    Seller’s Corporate Approval. Seller’s obligations under this Letter Agreement are contingent upon Seller obtaining the unconditional approval of this Letter Agreement and the Transaction by the investment committee of Prudential Real Estate Investors; provided, however, Seller shall be required to exercise its right to terminate this Agreement as a result of the fact that it is unable to obtain the approval referenced in this Section 11 no later than December 15, 2014.
12.    Suspension of Exit Rights. From and after execution of this Letter Agreement and until the earlier of delivery of a Termination Notice or the Closing is consummated (or, if the Closing is not consummated due to a default, the expiration of any notice and cure period for such default), Buyer’s and Seller’s right to sell its Entire Interest pursuant to the terms of Section 7.2 of the LLC Agreement, to initiate a “buy/sell” procedure pursuant to Section 7.3 of the LLC Agreement, to initiate the procedures of Section 7.4 of the LLC Agreement and to initiate the sale provisions of Section 7.5 of the LLC Agreement shall be suspended.
13.    Confidential Information. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to consultants, lenders, advisors, investors and affiliates, or as required by law or regulation of any governmental authority or self-regulatory organization (i.e., NYSE, NASD). If Buyer or any affiliate thereof determines that it must file a Form 8-K or make any other filing or disclosure required by law or regulation of any governmental authority or self-regulatory organization, prior to making such filing or disclosure, Buyer shall obtain Seller’s approval thereof, which approval shall not be unreasonably withheld or delayed. No party will make any public disclosure or press release regarding this Letter Agreement or the Transaction without the written consent of the other party, which consent shall not be unreasonably withheld.
14.    Governing Law. This Letter Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.
15.    Notices. Any notices or other communications under this Letter Agreement shall be given in the manner provided in Section 12.2 of the LLC Agreement; provided that the address for notices to Seller shall be:
If to Seller:    c/o Prudential Investment Management, Inc.
7 Giralda Farms
Madison, NJ 07940
Attention: Soultana Reigle
Telephone:    (973) 734 1335
Facsimile:    (973) 734 1550
and    c/o PREI Law Department
7 Giralda Farms
Madison, NJ 07940
Attention:    Joan N. Hayden, Esq.
Telephone:    (973) 683 1772
Facsimile:    (973) 683 1788

with a simultaneous copy (which
shall not constitute notice) to:    DLA Piper LLP (US)
203 North LaSalle Street, Suite 1500
Chicago, Illinois 60601
Attention:    Peter B. Ross, Esq.
Telephone:    (312) 368 2178
Facsimile:    (312) 630 7332

16.    Time of the Essence. Time is of the essence with respect to all dates and time periods in this Letter Agreement.
17.    Counterparts; Electronic Signatures. This Letter Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Signatures to this Letter Agreement transmitted by electronic means shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Letter Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Letter Agreement.
18.    Survival. All agreements, representations, and warranties made by Seller and Buyer herein shall survive the Closing.
19.    Third Parties. This Letter Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights or benefits hereunder.
20.    Successors and Assigns. This Letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.
21.    LLC Agreement. Nothing in this Letter Agreement shall be or be deemed to be an amendment to the LLC Agreement or a waiver by either Seller or Buyer of any rights under the LLC Agreement.
22.    Modifications. No change, modification or amendment shall be made to this Letter Agreement unless set forth in writing and signed by all of the parties affected thereby.
23.    Construction. This Letter Agreement shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Buyer and Seller have contributed substantially and materially to the preparation of this Letter Agreement.

Very truly yours,

PRISA III INVESTMENTS, LLC, a Delaware limited liability company

By:	PRISA III REIT Operating LP, a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC, a Delaware limited liability company, its general partner

By:	PRISA III Fund LP, a Delaware limited partnership, its manager

By:	PRISA III Fund GP, LLC, a Delaware limited liability company, its general partner

By:	PRISA III Fund PIM, LLC, a Delaware limited liability company, its sole member

By:	Prudential Investment Management, Inc., a Delaware corporation, its sole member

By:	Name: ______________________ Title: _______________________

AGREED TO AND ACCEPTED:
ASHFORD HOSPITALITY LIMITED PARTNERSHIP,
a Delaware limited partnership

By:    Ashford OP General Partner LLC,
a Delaware limited liability company, its general partner

By:
Name:
Title:
Date:             ,

Exhibit A
Assignment

ASSIGNMENT AND ACCEPTANCE OF MEMBERSHIP INTEREST
This ASSIGNMENT AND ACCEPTANCE OF MEMBERSHIP INTEREST (this “Assignment”) is made as of January ___, 2015, by and between PRISA III INVESTMENTS, LLC, a Delaware limited liability company (“Assignor”), and ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignee”).
R E C I T A L S
WHEREAS, Assignor is a member in PIM Highland Holding LLC, a Delaware limited liability company (the “Company”), which Company is governed by that certain Limited Liability Company Agreement of PIM Highland Holding LLC dated March 10, 2011 (the “Operating Agreement”); and
WHEREAS, Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, all of Assignor’s right, title and interest in and to the Company (the “Interest”).
NOW, THEREFORE, for and in consideration of One Hundred and No/100 Dollars ($100.00), the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the undersigned represent, warrant, covenant and agree as follows:
1.    Incorporation by Reference. The foregoing recitals shall be incorporated into and considered to be a part of this Assignment.
2.    Assignment/Acceptance of Interest.
(a)    Assignor by these presents, hereby sells, assigns and transfers to Assignee and its successors and assigns, the Interest, free and clear of all liens and encumbrances.
(b)    Assignee hereby accepts the assignment of the Interest assigned to such entity as provided above, and assumes all of Assignor's obligations under the Operating Agreement with respect to the Interest.
(c)    Assignor automatically without any further action by the parties withdraws as a member of the Company and, upon the execution of this Agreement, Assignor will cease to be a member of the Company.
(d)    The assignment and withdrawal by Assignor, and the acceptance and assumption by Assignee provided herein, are effective as of the date hereof.

(e)    Assignor and Assignee agree that the assignment and assumption of the Interest and the cessation of Assignor as a member of the Company will not dissolve the Company and that the business of Company will continue without dissolution.
(f)    Notwithstanding any provision in the Operating Agreement to the contrary, Assignee shall be, and hereby is, admitted to the Company as a substitute member, in substitution for Assignor.
(g)    Assignor automatically without any further action by the parties resigns any position that Assignor and its designees may have as an officer, manager or member of the board or executive committee of the Company.
3.    Representations and Warranties of Assignor. Assignor hereby represents and warrants that:
(a)    Assignor is duly authorized and has full power and authority to execute and deliver this Assignment and consummate the transactions contemplated by this Assignment.
(b)    Assignor is the legal and beneficial owner of the Interest and has good and marketable title to the Interest, free and clear of any and all liens, claims, equities, security interests, encumbrances, options, charges and restrictions of any nature whatsoever except as may exist pursuant to the Operating Agreement.
(c)    This Assignment and the provisions hereof are legal, valid and binding against Assignor in accordance with their terms, except to the extend that enforceability may be limited by applicable bankruptcy, insolvency and other similar laws, by any equitable principles affecting creditor's rights generally, and by the discretion of courts in granting equitable remedies, regardless of whether such enforceability is considered in a proceeding at law or in equity and regardless of whether such limitations are derived from constitutions, statutes, judicial decisions or otherwise.
4.    Representations and Warranties of Assignee. Assignee hereby represents and warrants that:
(a)    Assignee is duly authorized and has full power and authority to execute and deliver this Assignment and consummate the transactions contemplated by this Assignment.
(b)    This Assignment and the provisions hereof are legal, valid and binding against Assignee in accordance with their terms, except to the extend that enforceability may be limited by applicable bankruptcy, insolvency and other similar laws, by any equitable principles affecting creditor's rights generally, and by the discretion of courts in granting equitable remedies, regardless of whether such enforceability is considered in a proceeding at law or in equity and regardless of whether such limitations are derived from constitutions, statutes, judicial decisions or otherwise.

5.    Indemnifications Concerning Representations and Warranties. The representations and warranties set forth in Sections 4 and 5 of this Assignment shall survive the date of this Assignment. Each party making representations and warranties in such Sections (the “Indemnitor”) agrees to indemnify, defend and hold the other party to this Assignment, and its shareholders, officers, directors, members, managers, partners, employees, heirs, executors, administrators, personal representatives, successors and assigns (the “Indemnitees”) harmless from and against any and all loss, cost, damage, liability or expense (including without limitation attorneys' fees, court costs and litigation expenses) which the Indemnitees may suffer, sustain or incur as a result of, arising under or in connection with any inaccuracy or breach of any representation or warranty of the Indemnitor contained in this Assignment.
6.    Tax Matters. Assignee shall cause the Company to prepare and file its 2014 and 2015 federal income tax returns as required by the Operating Agreement, which returns shall be subject to the review and approval of Assignor. The 2015 federal income tax return shall report Assignor’s distributive share of the Company’ income, gain, loss, and deduction for its 2015 taxable year on the basis of an interim closing of the Company’ books as of the close of business on the date hereof rather than on the basis of a proration of such items for the entire taxable year. Assignor shall not be allocated a distributive share of any items of income, credits, deductions or losses from the Company for any period subsequent to the date hereof.
7.    Further Acts. Each party agrees to do such further acts and execute, deliver, file and record such further documents and instruments as may be necessary or advisable to effectuate, evidence and record the transactions contemplated by this Assignment, including but not limited to any amendment to or restatement of the Operating Agreement, any amendment to or restatement of the certificate of formation of the Company, any documents or instruments required to assign and transfer the Interest and any other public filings or recordings to the extent necessary to correct any statements therein that are no longer accurate by reason of the transactions pursuant to this Assignment.
8.    Survival. All agreements, representations, and warranties made by Assignor herein shall survive the date of this Assignment and shall be deemed to be material and to have been relied upon by Assignee. All agreements, representations, and warranties made by the Assignee herein shall survive the date of this Assignment and shall be deemed to be material and to have been relied upon by Assignor.
9.    Third Parties. This Assignment is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights or benefits hereunder.
10.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.
11.    Modifications. No change, modification or amendment shall be made to this Assignment unless set forth in writing and signed by all of the parties affected thereby.

12.    Severability. If any provision of this Assignment or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Assignment, or the application of such provision to persons or circumstances, other than those as to which it is held invalid, shall not be affected.
13.    Applicable Law. This Assignment shall be governed by the laws of the State of Delaware.
14.    Recitals; Headings; Construction. The headings in this Assignment are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Assignment or any provision. Wherever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of any noun or pronoun shall include the plural and vice versa.
15.    Counterparts. This Assignment may be executed in multiple counterparts with separate signature pages, each such counterpart shall be considered an original, but all of which together shall constitute one and the same instrument. Signed counterparts of this Agreement may be delivered by facsimile, portable document format or other electronic means.

[Remainder of this Page Intentionally Left Blank – Signature Page To Follow]

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Acceptance of Membership Interest as of the date first set forth above.
ASSIGNOR:
PRISA III INVESTMENTS, LLC, a Delaware limited liability company

By:	PRISA III REIT Operating LP, a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC, a Delaware limited liability company, its general partner

By:	PRISA III Fund LP, a Delaware limited partnership, its manager

By:	PRISA III Fund GP, LLC, a Delaware limited liability company, its general partner

By:	PRISA III Fund PIM, LLC, a Delaware limited liability company, its sole member

By:	Prudential Investment Management, Inc., a Delaware corporation, its sole member

By:	____________________________ Name: ______________________ Title: _______________________
ASSIGNEE:
ASHFORD HOSPITALITY LIMITED PARTNERSHIP,
a Delaware limited partnership

By:    Ashford OP General Partner LLC,
a Delaware limited liability company, its general partner

By:
Name:
Title:

Exhibit B
Obligations to be Released

Release
Release and Indemnity Agreement by and among Wells Fargo Bank, National
Association, Barclays Capital Real Estate Inc., BRE/HH Acquisitions L.L.C., Barclays
Capital Real Estate Finance, Inc., GSRE III, Ltd., PIM Ashford Mezz 4 LLC, GSREA,
LLC, Blackjack Mezz 5 PRISA III LLC, PIM Ashford Subsidiary II, LLC, Mortgage
Borrower (as defined therein), Junior Borrowers (as defined therein), Additional Non-
Acquired Parties and Additional Acquired Parties, as defined therein, PIM Highland
Holding LLC, Blackjack Investor, LLC, Blackjack Holdings, LLC, JER Real Estate
Partners IV, LP, JER Real Estate Qualified Partners IV, L.P., Blackjack Portfolio I JV
LLC, Blackjack Portfolio I Realty, Inc., Blackjack Portfolio II JV LLC, JER Financial
Products IV, LLC, Highland Hospitality L.P., Original Existing Mortgage Debt Borrower
(as defined therein), Maryland Owner (as defined therein), Ashford Hospitality Limited
Partnership and PRISA III REIT Operating LP.

Wells/Barclays Mortgage Loan
Guaranty and Indemnity Agreement by Ashford Hospitality Limited Partnership and
PRISA III REIT Operating LP, in favor of Wells Fargo Bank, National Association and
Barclays Capital Real Estate Inc. dated March 10, 2011

Mezzanine 1 Loan
Guaranty and Indemnity Agreement by Ashford Hospitality Limited Partnership and
PRISA III REIT Operating LP, in favor of BRE/HH Acquisitions L.L.C. and Barclays
Capital Real Estate Finance Inc. dated March 10, 2011

Mezzanine 2 Loan
Guaranty and Indemnity Agreement by Ashford Hospitality Limited Partnership and
PRISA III REIT Operating LP, in favor of BRE/HH Acquisitions L.L.C. and Barclays
Capital Real Estate Finance Inc. dated March 10, 2011

Mezzanine 3 Loan
Guaranty and Indemnity Agreement by Ashford Hospitality Limited Partnership and
PRISA III REIT Operating LP, in favor of BRE/HH Acquisitions L.L.C. and Barclays
Capital Real Estate Finance Inc. dated March 10, 2011

Mezzanine 4 Loan
Guaranty and Indemnity Agreement by Ashford Hospitality Limited Partnership and
PRISA III REIT Operating LP, in favor of GSRE III, Ltd. dated March 10, 2011

Portsmouth Renaissance Hotel and Conference Center
Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March 10, 2011

Sugar Land Marriott Town Square Hotel and Conference Center
Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March 10, 2011

Plaza San Antonio Marriott
Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March 10, 2011

Omaha Marriott
Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March 10, 2011

Renaissance Palm Springs Hotel
Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March 10, 2011

Tampa Residence Inn Downtown
Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March 10, 2011

Courtyard Savannah Historic District
Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March 10, 2011

Mortgage Loan Secured by Hilton Boston Back Bay
Guaranty of Recourse Obligations of Borrower by Ashford Hospitality Limited Partnership and PRISA III REIT Operating LP, in favor of Morgan Stanley Mortgage Capital Holdings LLC dated December 17, 2012

Environmental Indemnity Agreement by PIM Boston Back Bay LLC, PIM TRS Boston Back Bay LLC, Ashford Hospitality Limited Partnership and PRISA III REIT Operating LP, in favor of Morgan Stanley Mortgage Capital Holdings LLC dated December 17, 2012

Mortgage Loan Secured by Nashville-Princeton
Guaranty of Recourse Obligations of Borrower by Ashford Hospitality Limited Partnership and PRISA III REIT Operating LP, in favor of Morgan Stanley Mortgage Capital Holdings LLC dated December 27, 2012

Environmental Indemnity Agreement by HH Princeton LLC, PIM Nashville LLC, HHC TRS Princeton LLC, PIM TRS Nashville LLC, Ashford Hospitality Limited Partnership and PRISA III REIT Operating LP, in favor of Morgan Stanley Mortgage Capital Holdings LLC dated December 27, 2012